                                                           Exhibit No. 28(ii)(a)



                                   FORM 11-K


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934

For the fiscal year ended              September 30, 1995
                          ---------------------------------------------------

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________________ to _______________________

Commission file number                         1-2116
                       -------------------------------------------------------





                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                           (Full title of the Plan)



                       ARMSTRONG WORLD INDUSTRIES, INC.
                         Liberty and Charlotte Streets
                        Lancaster, Pennsylvania  17604
              (Name of issuer of the securities held pursuant to
          the Plan and the address of its principal executive office)

                                                                 Page No.
                                                                 -------


Item 1.  Statements of Net Assets                                    4
         ------------------------

         September 30, 1995 and 1994


Item 2.  Statements of Changes in Plan Equity                        5-7
         ------------------------------------

         (a)  Year ended September 30, 1995
         (b)  Year ended September 30, 1994
         (c)  Year ended September 30, 1993



Notes to Financial Statements                                        8-11
-----------------------------

Item 3.  Independent Auditors' Report                               12
         ----------------------------

Exhibits
--------

24.  Consent of Independent Auditors

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the committee constituting the administrator which administers the plan have duly caused this annual report to be signed by the undersigned hereunto duly authorized.


                                 RETIREMENT SAVINGS PLAN FOR SALARIED
                                 EMPLOYEES OF ARMSTRONG WORLD INDUSTRIES, INC.



March 25, 1996                   By: /s/ E. Allen Deaver
                                     ---------------------------------------
                                     E. Allen Deaver
                                     Chairman of the Retirement Committee

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                           Statements of Net Assets
                          September 30, 1995 and 1994


                                     1995


                                                         Money                                 "OTC"       Asset     Asset Mgr.
                             Commingled   Specialized    Market    Fixed Income  Armstrong   Portfolio    Manager      Income
                             Equity Fund  Equity Fund     Fund         Fund      Stock Fund     Fd.         Fund        Fund
                             -----------  -----------  ----------  ------------  ----------  ----------  ----------  ----------
Assets:
Investments in master trust
at fair value (note 3)       $26,008,895  $53,822,126  $2,863,787  $119,173,404  $9,957,012  $3,998,454  $4,171,934  $1,465,384
                             -----------  -----------  ----------  ------------  ----------  ----------  ----------  ----------

  Total assets               $26,008,895  $53,822,126  $2,863,787  $119,173,404  $9,957,012  $3,998,454  $4,171,934  $1,465,384
                             -----------  -----------  ----------  ------------  ----------  ----------  ----------  ----------

Plan equity                  $26,008,895  $53,822,126  $2,863,787  $119,173,404  $9,957,012  $3,998,454  $4,171,934  $1,465,384
                             ===========  ===========  ==========  ============  ==========  ==========  ==========  ==========


                             Asset Mgr.     Loan
                               Growth    Portfolio
                                Fund        Fund        Total
                             ----------  ----------  ------------
Assets:
Investments in master trust
at fair value (note 3)       $5,380,158  $3,408,962  $230,250,116
                             ----------  ----------  ------------

  Total assets               $5,380,158  $3,408,962  $230,250,116
                             ----------  ----------  ------------

Plan equity                  $5,380,158  $3,408,962  $230,250,116
                             ==========  ==========  ============



                                     1994

                                                         Money                                 "OTC"       Asset     Asset Mgr.
                             Commingled   Specialized    Market    Fixed Income  Armstrong   Portfolio    Manager      Income
                             Equity Fund  Equity Fund     Fund         Fund      Stock Fund     Fd.         Fund        Fund
                             -----------  -----------  ----------  ------------  ----------  ----------  ----------  ----------
Assets:
Investments in master trust
at fair value (note 3)       $20,074,514  $40,885,939  $2,364,783  $108,691,987  $7,203,780  $2,199,833  $3,488,114  $1,766,979
                             -----------  -----------  ----------  ------------  ----------  ----------  ----------  ----------

  Total assets               $20,074,514  $40,885,939  $2,364,783  $108,691,987  $7,203,780  $2,199,833  $3,488,114  $1,766,979
                             -----------  -----------  ----------  ------------  ----------  ----------  ----------  ----------

Plan equity                  $20,074,514  $40,885,939  $2,364,783  $108,691,987  $7,203,780  $2,199,833  $3,488,114  $1,766,979
                             ===========  ===========  ==========  ============  ==========  ==========  ==========  ==========


                             Asset Mgr.     Loan
                               Growth    Portfolio
                                Fund        Fund        Total
                             ----------  ----------  ------------
Assets:
Investments in master trust
at fair value (note 3)       $4,767,677  $3,159,183  $194,602,789
                             ----------  ----------  ------------

  Total assets               $4,767,677  $3,159,183  $194,602,789
                             ----------  ----------  ------------

Plan equity                  $4,767,677  $3,159,183  $194,602,789
                             ==========  ==========  ============


See accompanying notes to financial statements.

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                     Statements of Changes in Plan Equity
                Years Ended September 30, 1995, 1994, and 1993


                                      1995

                                                                                                     "OTC"        Asset
                             Commingled    Specialized      Money     Fixed Income    Armstrong    Portfolio     Manager
                             Equity Fund   Equity Fund   Market Fund      Fund       Stock Fund       Fd.         Fund
                             ------------  ------------  -----------  -------------  -----------  -----------  -----------

Plan equity at October 1,    $20,074,514   $40,885,939   $2,364,783   $108,691,987   $7,203,780   $2,199,833   $3,488,114
 1994                        -----------   -----------   ----------   ------------   ----------   ----------   ----------

Increases in plan equity:
  Contributions                1,190,525     3,475,590      215,540      4,790,964      295,226      375,257      358,667
  Dividends                      587,101       199,906      138,766             --      245,705       96,677      135,937
  Interest                        33,291        67,892        8,112      7,591,186       12,946        6,544        6,061

  Realized gain(loss) on
   investments (note 3)          662,728     1,499,516           --             --      217,271       98,150      (41,279)
  Unrealized appreciation
   of investments              4,621,828    13,524,954           --             --    2,038,938      795,420      282,885
  Transfers (to) from other
   employee benefit plans
   of Armstrong World
   Industries, Inc.               (9,748)      158,001        6,943         58,530       25,829       41,124       (3,017)
  Loan activity, net            (222,751)      (15,988)     (10,923)        40,829       31,056       36,106      (29,030)
                             -----------   -----------   ----------   ------------   ----------   ----------   ----------

                               6,862,974    18,909,871      358,438     12,481,509    2,866,971    1,449,278      710,224
                             -----------   -----------   ----------   ------------   ----------   ----------   ----------


Decreases in plan equity:
  Benefits paid (note 4)      (1,149,156)   (1,965,434)    (121,127)    (5,546,200)    (207,166)    (323,260)    (100,933)
  Interfund transfers, net       220,563    (4,008,250)     261,693      3,546,108       93,427      672,603       74,529
                             -----------   -----------   ----------   ------------   ----------   ----------   ----------

                                (928,593)   (5,973,684)     140,566     (2,000,092)    (113,739)     349,343      (26,404)
                             -----------   -----------   ----------   ------------   ----------   ----------   ----------
Plan equity at September
 30, 1995                    $26,008,895   $53,822,126   $2,863,787   $119,173,404   $9,957,012   $3,998,454   $4,171,934
                             ===========   ===========   ==========   ============   ==========   ==========   ==========

                                                          Loan
                             Asset Mgr.   Asset Mgr.   Portfolio
                             Income Fund  Growth Fund     Fund         Total
                             -----------  -----------  ----------  -------------


Plan equity at October 1,
 1994                        $1,766,979   $4,767,677   $3,159,183  $194,602,789
                             ----------   ----------   ----------  ------------
Increases in plan equity:
  Contributions                 101,319      722,517           --    11,525,605
  Dividends                      66,120      131,133           --     1,601,345
  Interest                        1,980       10,696           --     7,738,708

  Realized gain(loss) on
   investments (note 3)         (21,983)     (21,443)          --     2,392,960
  Unrealized appreciation
   of investments               120,617      400,690           --    21,785,332
  Transfers (to) from other
   employee benefit plans
   of Armstrong World
   Industries, Inc.                  --           --       44,668       322,330
  Loan activity, net            (41,574)       7,164      205,111            --
                             ----------   ----------   ----------  ------------

                                226,479    1,250,757      249,779    45,366,280
                             ----------   ----------   ----------  ------------

Decreases in plan equity:
  Benefits paid (note 4)       (140,007)    (165,670)          --    (9,718,953)
  Interfund transfers, net     (388,067)    (472,606)          --            --
                             ----------   ----------   ----------  ------------

                               (528,074)    (638,276)          --    (9,718,953)
                             ----------   ----------   ----------  ------------
Plan equity at September
 30, 1995                    $1,465,384   $5,380,158   $3,408,962  $230,250,116
                             ==========   ==========   ==========  ============


See accompanying notes to financial statements.
                                                                     (Continued)

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                Statements of Changes in Plan Equity, Continued


                                     1994

                                                                                                     "OTC"        Asset
                             Commingled    Specialized      Money     Fixed Income    Armstrong    Portfolio     Manager
                             Equity Fund   Equity Fund   Market Fund      Fund       Stock Fund       Fd.         Fund
                             ------------  ------------  -----------  -------------  -----------  -----------  -----------
Plan equity at October 1,
 1993                        $21,907,057   $38,103,999   $2,664,691   $110,188,428   $7,121,870   $1,601,565   $  297,227
                             -----------   -----------   ----------   ------------   ----------   ----------   ----------

Increases in plan equity:
  Contributions                1,090,512     3,079,493      152,506      3,385,978      200,709      233,587      266,340
  Dividends                      765,667     3,849,084       81,375             --      201,625      101,625      153,211
  Interest                        41,595        76,371       12,314      7,807,669        5,530        6,767        6,495

  Realized gain(loss) on
   investments (note 3)          874,833       464,049           --             --      247,166      (17,970)     (10,039)
  Transfers (to) from other
   employee benefit plans
    of Armstrong World
    Industries, Inc.                 863         9,604       11,437        (19,965)      11,126        4,568           --
  Loan activity, net             (21,731)      169,552        9,773        135,007       15,947       52,702        4,329
                             -----------   -----------   ----------   ------------   ----------   ----------   ----------

                               2,751,739     7,648,153      267,405     11,308,689      682,103      381,279      420,336
                             -----------   -----------   ----------   ------------   ----------   ----------   ----------

Decreases in plan equity:
  Unrealized appreciation
  (depreciation) of
   investments                  (931,592)   (4,829,281)          --             --       52,533      (86,928)    (162,610)
  Benefits paid (note 4)        (644,466)   (1,497,530)    (108,573)    (5,927,743)    (189,656)     (60,685)    (189,598)
  Interfund transfers, net    (3,008,224)    1,460,598     (458,740)    (6,877,387)    (463,070)     364,602    3,122,759
                             -----------   -----------   ----------   ------------   ----------   ----------   ----------

                              (4,584,282)   (4,866,213)    (567,313)   (12,805,130)    (600,193)     216,989    2,770,551
                             -----------   -----------   ----------   ------------   ----------   ----------   ----------

Plan equity at September
 30, 1994                    $20,074,514   $40,885,939   $2,364,783   $108,691,987   $7,203,780   $2,199,833   $3,488,114
                             ===========   ===========   ==========   ============   ==========   ==========   ==========


                                                          Loan
                             Asset Mgr.   Asset Mgr.    Portfolio
                             Income Fund  Growth Fund     Fund          Total
                             -----------  -----------  ----------   -------------
Plan equity at October 1,
 1993                        $   85,542   $   94,578   $3,512,435   $185,577,392
                             ----------   ----------   ----------   ------------

Increases in plan equity:
  Contributions                  90,079      536,559           --      9,035,763
  Dividends                      89,541      111,463           --      5,353,591
  Interest                        3,131       10,971           --      7,970,843

  Realized gain(loss) on
   investments (note 3)         (23,524)     (15,473)          --      1,519,042
  Transfers (to) from other
   employee benefit plans
    of Armstrong World
    Industries, Inc.                 --        1,120       (8,145)        10,608
  Loan activity, net            (68,420)      47,948     (345,107)            --
                             ----------   ----------   ----------   ------------

                                 90,807      692,588     (353,252)    23,889,847
                             ----------   ----------   ----------   ------------

Decreases in plan equity:
  Unrealized appreciation
  (depreciation) of
   investments                  (68,890)     (82,171)          --     (6,108,939)
  Benefits paid (note 4)        (61,703)     (75,557)          --     (8,755,511)
  Interfund transfers, net    1,721,223    4,138,239           --             --
                             ----------   ----------   ----------   ------------

                              1,590,630    3,980,511           --    (14,864,450)
                             ----------   ----------   ----------   ------------
Plan equity at September
 30, 1994                    $1,766,979   $4,767,677   $3,159,183   $194,602,789

                             ==========   ==========   ==========   ============

See accompanying notes to financial statements.


                                                                     (Continued)

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                Statements of Changes in Plan Equity, Continued


                                     1993

                             Commingled    Specialized      Money     Fixed Income    Armstrong       "OTC"         Asset
                             Equity Fund   Equity Fund   Market Fund      Fund       Stock Fund   Portfolio Fd.  Manager Fund
                             ------------  ------------  -----------  -------------  -----------  -------------  ------------
Plan equity at October 1,
 1992                        $19,886,879   $27,493,135   $2,800,063   $103,489,554   $4,960,888      $       --      $     --
                             -----------   -----------   ----------   ------------   ----------      ----------      --------

Increases in plan equity:
  Contributions                1,384,117     2,551,576      171,760      4,044,086      164,903         230,659         1,055
  Dividends                      679,115     3,697,160       83,909             --      203,773         122,231           458
  Interest                        60,943        80,967       27,305      8,412,031        5,793           4,072            19

  Realized gain(loss) on
   investments (note 3)          573,187       319,808           --             --      (23,113)           (363)           --
  Unrealized appreciation
   (depreciation) of
   investments                 1,269,718     4,787,209           --             --    2,081,543         (19,487)          205
  Transfers (to) from other
   employee benefit plans
   of Armstrong World
   Industries, Inc.               (9,500)      (96,958)      (7,156)       259,981        7,437         (11,638)           --
  Loan activity, net            (183,935)      (57,356)      (6,215)       181,848       16,858          23,420           128
                             -----------   -----------   ----------   ------------   ----------      ----------      --------

                               3,773,645    11,282,406      269,603     12,897,946    2,457,194         348,894         1,865
                             -----------   -----------   ----------   ------------   ----------      ----------      --------

Decreases in plan equity:
  Benefits paid (note 4)        (719,211)   (1,188,862)    (249,513)    (5,282,177)    (162,630)             --            --
  Interfund transfers, net    (1,034,256)      517,320     (155,462)      (916,895)    (133,582)      1,252,671       295,362
                             -----------   -----------   ----------   ------------   ----------      ----------      --------

                              (1,753,467)     (671,542)    (404,975)    (6,199,072)    (296,212)      1,252,671       295,362
                             -----------   -----------   ----------   ------------   ----------      ----------      --------
Plan equity at September
 30, 1993                    $21,907,057   $38,103,999   $2,664,691   $110,188,428   $7,121,870      $1,601,565      $297,227
                             ===========   ===========   ==========   ============   ==========      ==========     =========

                                                              Loan
                               Asset Mgr.    Asset Mgr.     Portfolio
                              Income Fund    Growth Fund      Fund          Total
                              ------------  -------------  -----------  -------------
Plan equity at October 1,
 1992                              $    --       $    --   $3,547,189   $162,177,708
                                   -------       -------   ----------   ------------

Increases in plan equity:
  Contributions                        770         2,970           --      8,551,896
  Dividends                             --            --           --      4,786,646
  Interest                              20            22           --      8,591,172

  Realized gain(loss) on
   investments (note 3)                 --            --           --        869,519
  Unrealized appreciation
   (depreciation) of
   investments                         595           825           --      8,120,608
  Transfers (to) from other
   employee benefit plans
   of Armstrong World
   Industries, Inc.                     --            --      (59,707)        82,459
  Loan activity, net                   124           175       24,953             --
                                       ---           ---       ------   ------------

                                     1,509         3,992      (34,754)    31,002,300
                                   -------       -------   ----------   ------------
Decreases in plan equity:
  Benefits paid (note 4)                --          (223)          --     (7,602,616)
  Interfund transfers, net          84,033        90,809           --             --
                                   -------       -------   ----------   ------------

                                    84,033        90,586           --     (7,602,616)
                                   -------       -------   ----------   ------------
Plan equity at September
 30, 1993                          $85,542       $94,578   $3,512,435   $185,577,392
                                 =========     =========   ==========   ============

See accompanying notes to financial statements.

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                         Notes to Financial Statements

(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     (a)  Basis of Presentation
          ---------------------

          The accompanying financial statements have been prepared on the accrual basis.

     (b)  Investments in Master Trust
          ---------------------------

          The fair value of the commingled equity, specialized equity, over-the-counter portfolio, and Asset Manager funds is based on the underlying market value of the investments. The money market fund is stated at cost which approximates fair value. The fixed income fund is stated at the value of the underlying investment contracts which represents contributions plus interest at the contract rate, less benefits paid. The value of the Armstrong stock fund is based on quoted market price. The value of the loan portfolio fund represents the unpaid principal of employee loans.

          Securities transactions are recognized on the settlement date (the date on which payment for a buy or sell order is made or received), since adjustment to a trade-date basis would not be material. Dividend income is recorded on the ex-dividend date.

          Realized gains and losses on investments are determined by the average cost method.

     (c)  Expenses
          ---------

          All legal, accounting and administrative expenses associated with Plan operations are paid by the Company.

(2)  Plan Description
     ----------------

     The Plan was established on August 1, 1983, under the name the Savings Investment Plan for Salaried Employees of Armstrong World Industries, Inc. On November 30, 1987, the Board of Directors of Armstrong amended the Plan effective February 1, 1988, to permit investments by participants in an Armstrong Common Stock Fund and to change its name to the Retirement Savings Plan for Salaried Employees of Armstrong World Industries, Inc.

     During the Plan year ended September 30, 1993, four investment options were added to the Plan. Effective January 1, 1993, an over-the-counter portfolio mutual fund was made available for participant investment and, effective September 1, 1993, three Asset Manager mutual funds became investment options.

     The plan is a defined contribution plan established for the purpose of providing to eligible salaried employees of Armstrong World Industries, Inc. (the Company) a means for long-term savings intended for the accumulation of retirement income in addition to that provided under other retirement plans maintained for the benefit of employees.

     Participants may elect to make contributions to the Plan in each of the following methods:

     1. Up to 15% of their before-tax compensation, as deferred compensation as permitted under Section 401(k) of the Internal Revenue Code.

     2. Up to 10% of their after-tax compensation.

     Separate accounts are maintained for contributions made by or on behalf of a participant. The accounts in each fund reflect the participants' contributions together with dividends, interest, other income, and realized and unrealized gains and losses allocated thereon.

     Participants have an immediate 100 percent vested interest with respect to their contributions and are fully vested with regard to any previously made matching company contributions.

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                  Notes to Financial Statements, (Continued)


(3)  Investments in Master Trust
     ---------------------------

     Assets are held in a Master Trust administered by Fidelity Management Trust Co., as Trustee, and are segregated into nine investment options: a commingled equity mutual fund (Fidelity U.S. Equity Index Portfolio), a specialized equity mutual fund (Fidelity Magellan), a money market mutual fund (Fidelity Return Money Market Portfolio), three Asset Manager mutual funds, an over-the-counter mutual fund (OTC Portfolio Fund), a fixed income fund, and an Armstrong stock fund. The Plan utilizes the Trustee and associated investment managers to direct investment activity. The Plan participates in all nine investment alternatives.

The following is a description of the investment funds to which Plan participants can elect to allocate their contributions.

1. Commingled Equity Fund - This fund is principally a portfolio of common stocks constructed and maintained with the objective of providing investment results which approximate the overall performance of the common stocks included in the Standard & Poor's Composite Index of 500 stocks. At September 30, 1995, there were 1,375 active participants in this investment fund.

2. Specialized Equity Fund - This fund invests in common stocks of companies having substantial growth prospects as determined by independent investment managers. At September 30, 1995, there were 2,148 active participants in this investment fund.

3. Money Market Fund - This fund invests in short-term (less than one year maturity) fixed income instruments such as U.S. Treasury Bills, bank certificates of deposit, and high grade commercial paper. At September 30, 1995, there were 436 active participants in this investment fund.

4. Fixed Income Fund - Contributions to this fund are invested in the general accounts of insurance companies and are credited at contracted interest rates. At September 30, 1995, the interest rates ranged between 5.69% and 9.00%. Invested principal and accumulated interest amounts are guaranteed against loss by the insurance company. At September 30, 1995, there were 3,247 active participants in this investment fund.

5. Armstrong Stock Fund - Amounts invested in this fund, along with dividend earnings thereon, are invested in Armstrong common stock. At September 30, 1995, there were 2,075 active participants in this investment fund. Common stock shares held by the fund at September 30, 1995 and 1994 were 179,406 and 166,081, respectively.

6. OTC Portfolio Fund - This fund invests in securities traded in the over-the-counter securities market with the objective of maximizing capital appreciation. Over-the-counter securities include common and preferred stocks, securities convertible into common stock, warrants, and debt instruments. At September 30, 1995, there were 372 active participants in this investment fund.

7. Asset Manager Fund - An asset allocation fund which invests in a portfolio of stocks, bonds, and short-term instruments. The fund has a balanced investment strategy with a goal of high total return with reduced risk over the long term. At September 30, 1995, there were 331 active participants in this investment fund.

8. Asset Manager Income Fund - An asset allocation fund which invests in a diversified portfolio of stocks, bonds, and short-term instruments. The fund has a conservative investment strategy focusing on bonds and short-term instruments to achieve a high level of current income and capital preservation. At September 30, 1995, there were 105 active participants in this investment fund.

9. Asset Manager Growth Fund - An asset allocation fund invested in a diversified mix of stocks, bonds, and short-term instruments. The fund's investment strategy is an aggressive one emphasizing stocks with the goal of maximum total return over the long term. At September 30, 1995, there were 459 active participants in this investment fund.

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                  Notes to Financial Statements, (Continued)



10. Loan Portfolio Fund - The amount in this fund represents the unpaid principal balances of loans made by Plan participants in accordance with established loan provision guidelines. At September 30, 1995, there were 713 loans outstanding.

The following table presents the cost and fair values of the investments in securities of the Master Trust at September 30, 1995 and 1994:

                            September 30, 1995          September 30, 1994
                            ------------------          ------------------
      Investment            Cost       Fair Value       Cost       Fair Value
      ----------            ----       ----------       ----       ----------
Commingled equity       $ 17,189,451  $ 26,008,895  $ 15,876,898  $ 20,074,514

Specialized equity        36,976,683    53,822,126    37,565,450    40,885,939

Money market               2,863,787     2,863,787     2,364,783     2,364,783

Fixed income             119,173,404   119,173,404   108,691,987   108,691,987

Armstrong stock            6,686,934     9,957,012     5,972,640     7,203,780

OTC portfolio              3,309,449     3,998,454     2,306,248     2,199,833

Asset manager              4,051,454     4,171,934     3,650,519     3,488,114

Asset manager income       1,413,062     1,465,384     1,835,274     1,766,979

Asset manager growth       5,060,814     5,380,158     4,849,023     4,767,677

Loan portfolio             3,408,962     3,408,962     3,159,183     3,159,183
                        ------------  ------------  ------------  ------------
                        $200,134,000  $230,250,116  $186,272,005  $194,602,789
                        ============  ============  ============  ============

The amounts of realized gain (loss) on investments in securities of the Master Trust for the years ended September 30, 1995, 1994, and 1993 are presented below:

                         Aggregate    Aggregate     Realized
         1995            ---------    ---------     --------
         ----             Proceeds         Cost  Gain (Loss)
                          --------         ----  -----------
Commingled equity       $ 2,529,266  $ 1,866,538  $  662,728

Specialized equity        8,283,037    6,783,521   1,499,516

Armstrong stock             925,502      708,231     217,271

OTC portfolio               773,079      674,929      98,150

Asset manager             1,252,539    1,293,818    (41,279)

Asset manager income        982,479    1,004,462    (21,983)

Asset manager growth      1,575,135    1,596,578    (21,443)
                        -----------  -----------  ----------
                        $16,321,037  $13,928,077  $2,392,960
                        ===========  ===========  ==========
         1994
         ----
Commingled equity       $ 4,197,432  $ 3,322,599  $  874,833

Specialized equity        4,209,579    3,745,530     464,049

Armstrong stock             827,356      580,190     247,166

OTC portfolio               506,960      524,930    (17,970)

Asset manager               428,433      438,472    (10,039)

Asset manager income        987,917    1,011,441    (23,524)

Asset manager growth        473,242      488,715    (15,473)
                        -----------  -----------  ----------
                        $11,630,919  $10,111,877  $1,519,042
                        ===========  ===========  ==========

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                  Notes to Financial Statements, (Continued)


        1993           Aggregate   Aggregate      Realized
        ----           ---------   ---------      --------
                        Proceeds        Cost   Gain (Loss)
                        --------        ----   -----------
Commingled equity     $3,120,551  $2,547,364      $573,187

Specialized equity     3,914,772   3,594,964       319,808

Armstrong stock          432,085     455,198      (23,113)

OTC portfolio            604,721     605,084         (363)
                      ----------  ----------     ---------
                      $8,072,129  $7,202,610      $869,519
                      ==========  ==========     =========

(4)  Benefits
     ---------

     Under terms of the Plan, a participant (or a beneficiary) is eligible for benefits upon retirement, termination of employment, or death before retirement. Disbursement of the total amount credited to a participant's account is payable (i) in a lump sum or (ii) in the case of retirement, in such other manner as requested by the participant and approved by the Plan Administrator. In addition, a participant may elect to withdraw all or any part of his account attributable to his contributions.

     If the amount of a withdrawal exceeds the amount of contributions made by the participant and not previously withdrawn, the participant shall be ineligible to make contributions for a specified period, except that a participant may elect to withdraw all or any portion of his account attributable to tax deductible contributions.

     Under the rules of the Plan, the participant may borrow up to 90 percent of his account, other than amounts attributable to tax deductible contributions or amounts invested in the Armstrong Stock Fund, with the approval of the Plan Administrator. The amount of the loan is transferred to a Loan Reserve pledged as security for the loan and is evidenced by a promissory note payable to the Plan. Interest rates are determined periodically by the Retirement Savings Plan Committee in accordance with prevailing interest rates. The loans are reflected in the Loan Portfolio investment fund. Loan repayments are made by payroll deductions or in a manner agreed to by the employee and the Plan Administrator.

(5)  Obligation for Benefits
     ------------------------

     All the funds of the Plan are held by investing institutions appointed by the Company under a trust agreement or investment contract. Benefits under the Plan are payable only out of these funds. The Company has no legal obligation to make any direct payment of benefits accrued under the Plan.

     Except as may be provided in an investment contract, neither the Company nor any investing institution guarantees the funds of the Plan against any loss or depreciation or guarantees the payment of any benefit hereunder. Although the Company has not expressed any intent to terminate the Plan, it may do so at any time. In case of termination or partial termination, the total amount in each employee's account will be distributed as the Plan Administrator directs.

(6)  Federal Income Taxes
     ----------------------

     By a letter dated February 13, 1996, the Internal Revenue Service has determined and informed the Company that the Plan qualifies under the applicable provisions of the Internal Revenue Code and is therefore exempt from federal income taxes.

(7)  Subsequent Event
     ----------------

     Plan participants include salaried employees of Thomasville Furniture Industries, Inc. On December 29, 1995, Armstrong World Industries, Inc., sold Thomasville Furniture to INTERCO Incorporated. The agreement of sale requires INTERCO to establish a savings plan for Thomasville employees comparable to those it maintains for its other employees. The anticipated start-up date of the successor plan is April 1, 1996. The salaried Thomasville participants of the Plan have been allowed to make contributions to the Plan through March 31, 1996, at which time they will be given the option to transfer their account balances to the INTERCO plan.

                          Independent Auditors' Report
                          ----------------------------



The Retirement Committee
Armstrong World Industries, Inc.:


We have audited the accompanying statements of net assets of the Retirement Savings Plan for Salaried Employees of Armstrong World Industries, Inc. as of September 30, 1995 and 1994 and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Retirement Savings Plan for Salaried Employees of Armstrong World Industries, Inc. as of September 30, 1995 and 1994 and the changes in its plan equity for each of the years in the three-year period ended September 30, 1995, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of net assets and the statements of changes in plan equity is presented for purposes of additional analysis rather than to present the net assets and changes in plan equity of each fund. The fund information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                          KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania
February 26, 1996

                                 EXHIBIT INDEX


24  Consent of Independent Auditors

                        Consent of Independent Auditors
                        -------------------------------



The Retirement Committee
Armstrong World Industries, Inc.:


We consent to incorporation by reference in the Registration Statement No. 33-18996 on Form S-8 of Armstrong World Industries, Inc. of our report dated February 26, 1996, relating to the statements of net assets of the Retirement Savings Plan for Salaried Employees of Armstrong World Industries, Inc. as of September 30, 1995 and 1994 and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1995, which report is included herein.

                                          KPMG PEAT MARWICK LLP


Philadelphia, Pennsylvania
March 21, 1996